SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2005

Newtek Business Services, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Quentin Roosevelt Blvd., Garden City, New York	11554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 390-2260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. The words “believe,” “will be able,” “anticipate,” “estimate,” “should,” “will,” “expect,” “continue,” “intend” or similar words are intended to identify forward-looking statements. Such statements involve risks and uncertainties that exist in the operations and business environment of Newtek Business Services, Inc. that could render actual outcomes and results materially different than predicted. Our forward-looking statements are based on assumptions about many factors, including, but not limited to: changes in interest rates or the general economy of the markets in which we operate; economic, technological or regulatory changes affecting the businesses conducted and to be conducted by us; our ability to employ and retain qualified employees; changes in government regulations that are applicable to our regulated small business lending; our ability to identify and complete acquisitions and successfully integrate the businesses we acquire; changes in the demand for the services we or our affiliates offer; the degree and nature of competition; and general volatility of the capital markets and the market price of our common stock. While we believe that our assumptions are reasonable at the time forward-looking statements were made, we caution that it is impossible to predict the actual outcome of numerous factors and, therefore, readers should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update such statements in light of new information or otherwise.

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ITEM 1.01 Entry Into a Material Definitive Agreement

On June 29, 2005, Newtek Small Business Finance, Inc., or NSBF, a principal operating subsidiary of Newtek Business Services, Inc., or Newtek, executed an amendment to its Master Loan and Security Agreement with DB Structured Products, Inc. providing for an extension of NSBF’s warehouse credit line to September 30, 2005. As previously disclosed by Newtek, the current credit facility had been scheduled to terminate on June 30, 2005. NSBF uses this warehouse line of credit as its principal resource in the origination and partial sale of business loans which are partially guaranteed by the US Small Business Administration. NSBF is one of 14 non-bank lenders licensed to make these SBA loans nationwide.

The amended warehouse line contains adjustments to the terms of the advances and requires that NSBF repurchase $1.5 Million of its Preferred Stock held by Deutsche Bank. This amendment to the Loan and Security Agreement requires and has received the approval of the SBA.

The extension of the warehouse line of credit to September 30, 2005 will enable NSBF to continue its normal lending operations while it finalizes its arrangements with a new warehouse lender, which are anticipated to be completed by September 30, 2005.

The Fourth Amendment to the Master Loan and Security Agreement is attached as an exhibit and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Fourth Amendment to the Amended and Restated Master Loan and Security Agreement, dated December 31, 2002 between Newtek Small Business Finance, Inc. and DB Structured Products, Inc., and Amendments thereto, dated June 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2005

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chairman of the Board, Chief Executive Officer, and Secretary

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